Filed Pursuant to Rule 424(b)(3)

Registration No. 333-296871

PROSPECTUS

Up to 13,077,089 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Stockholders listed herein of up to an aggregate of 13,077,089 shares of our common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 771,503 shares of Common Stock (the “PIPE Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,782,616 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) 10,216,476 shares of Common Stock (the “Class J Warrant Shares”) issuable upon the exercise of Class J Warrants (the “Class J Warrants”), and (iv) 306,494 shares of Common Stock (the “June Offering Placement Agent Warrant Shares”) issuable upon the exercise of placement agent warrants issued to Ladenburg Thalmann & Co., Inc. (the “Placement Agent”) in the June Offering (as defined below) (the “June Offering Placement Agent Warrants”).

The PIPE Shares, the Pre-Funded Warrants, and the Class J Warrants were sold to Selling Stockholders in a registered direct offering and concurrent private placement that closed on June 10, 2026 (the “June Offering”) and the June Offering Placement Agent Warrants were issued to the Placement Agent in connection with the closing of the June Offering.

Our Common Stock is listed on NYSE American under the symbol “AIM.” On June 23, 2026, the last reported sale price for our Common Stock as quoted on NYSE American was $0.36 per share.

You should read this prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2026.

You should rely only on the information contained in this prospectus or incorporated by reference. Neither we nor the Selling Stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus, and neither we nor the Selling Stockholders take responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. Except as otherwise stated, you should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information in any report incorporated by reference is accurate only as of the date of such report. Our business, financial condition, results of operations and prospects may have changed since such dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the expected timing, costs and results of preclinical studies and clinical trials, the timing and likelihood of regulatory filings and approvals, commercialization plans and timing, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “target,” “forecast,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about: our ability to obtain regulatory approvals for our product candidates, including Ampligen®; the initiation, timing, progress and results of our preclinical studies and clinical trials; our ability to advance product candidates into, and successfully complete, clinical trials; the timing or likelihood of regulatory filings and approvals; the commercialization of our product candidates, if approved; our ability to establish and maintain strategic collaborations or partnerships; the implementation of our business model, strategic plans for our business and product candidates; the potential markets for our product candidates and our ability to serve those markets; the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates; our ability to operate our business without infringing on the intellectual property rights of others; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; the rate and degree of market acceptance of our product candidates; our ability to retain and recruit key personnel; our expectations regarding federal, state and foreign regulatory requirements; and developments and projections relating to our competitors and our industry.

These forward-looking statements are based on our management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference into this prospectus. These risks and uncertainties are not exhaustive. Other sections of this prospectus and our periodic reports, current reports and other filings with the Securities and Exchange Commission (the “SEC”) contain additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors.” Unless the context otherwise requires, references in this prospectus to “AIM,” “the Company,” “we,” “us” and “our” refer to AIM ImmunoTech Inc. and our subsidiaries.

Our Business

AIM ImmunoTech Inc. and its subsidiaries are an immuno-pharma company headquartered in Ocala, Florida, with a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body. AIM’s products are Ampligen (rintatolimod) and Alferon N Injection (Interferon alfa). Ampligen is a double-stranded RNA (“dsRNA”) molecule being developed for the treatment of late-stage pancreatic cancer, in addition to other globally important cancers, viral diseases and disorders of the immune system. Ampligen has not been approved by the FDA or marketed in the United States, but it is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”).

The Company’s research and development of Ampligen has included a variety of diseases and health matters:

●	Conducting clinical trials to evaluate the efficacy and safety of Ampligen for the treatment of pancreatic cancer.
●	Evaluating Ampligen across multiple cancers as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.
●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.
●	Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or the Post-COVID condition of fatigue.
●	Evaluating Ampligen as a vaccine adjuvant in the combination of Ampligen and AstraZeneca’s FluMist as an intranasal vaccine for influenza, including avian influenza.

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Immuno-Oncology

Ampligen is a wide-spectrum therapeutic that has shown positive safety and efficacy in clinical trials of many different solid tumor types. However, based specifically on clinical success as to safety and efficacy in our pancreatic cancer Early Access Program and an ongoing Phase 2 trial, AIM has made the business decision to focus its efforts on the development of Ampligen for the treatment of late-stage pancreatic cancer, as we believe that this path will potentially lead to the most lucrative outcome. Pancreatic cancer killed more than 100,000 people in the American and European Union markets – and more than 450,000 people worldwide – in 2026 alone. When AIM looks at the global health problem of pancreatic cancer, we see a large market in an unmet medical need and with relatively little clinical competition. We believe we are well positioned to serve this market with our intellectual property program with broad-combination therapy patents in the United States, Japan and Europe, as well as market exclusivity provided by orphan drug designations in the United States and the European Union.

Oncology is an area of biotech which includes multibillion-dollar mergers and acquisitions – large-market Phase 3 oncology clinical trials with positive data are a focus for acquisition. AIM strongly believes that such a Phase 3 study will be possible following the ongoing Phase 2 clinical study evaluating Ampligen in combination with AstraZeneca’s anti-PD-L1 immune checkpoint inhibitor Imfinzi (durvalumab) in the treatment of metastatic pancreatic cancer patients with stable disease post-FOLFIRINOX standard of care (the “DURIPANC” study). The DURIPANC study is an investigator-initiated, exploratory, open-label, single-center study expected to enroll up to 25 subjects in the Phase 2 portion. The primary objective of the study is the clinical benefit rate of the combination therapy. The secondary/exploratory objectives include assessing overall survival and progression-free survival; exploring immune-monitoring using available tissue biopsies and peripheral immune profiling; and assessing quality of life. According to the Erasmus MC Cancer Institute, the promising progression-free survival and overall survival seen in Phase 1 of the study – which we believe supported advancement to the ongoing Phase 2 portion of the study – continue to be seen and AIM recently announced enrollment of the planned final subject, barring disqualifying pre-treatment circumstances. Erasmus MC expects that detailed data will be published later this year. According to Erasmus MC, there has also been no significant toxicity – an encouraging safety profile for a post-chemo setting – and Ampligen subjects are consistently reporting “high” quality of life during treatment.

In March 2026, the Company announced an agreement with the PPD clinical research business of Thermo Fisher Scientific to design AIM’s anticipated Phase 3 clinical trial in the use of Ampligen in the treatment of late-stage pancreatic cancer. Thermo Fisher Scientific Inc. is a global leader in scientific progress.

Ampligen as a Potential Antiviral

We have research and pre-clinical history that indicates the broad-spectrum antiviral capability of Ampligen in animals. We hope to demonstrate that it has the same effect in humans. To demonstrate this requires a population infected with a virus – among other factors – which is why our most recent antiviral focus has been on COVID-19 (the disease caused by SARS-CoV-2) and Long COVID. We have conducted experiments in SARS-CoV-2 showing Ampligen has a powerful impact on viral replication. Previous animal studies yielded positive results utilizing Ampligen to treat viruses such as Western Equine Encephalitis Virus, Ebola, Vaccinia Virus (which is used in the manufacture of smallpox vaccine) and SARS-CoV-1. The prior studies of Ampligen in SARS-CoV-1 animal experimentation may predict similar protective effects against SARS-CoV-2.

We also believe that Ampligen may have potential as a prophylactic and/or early-onset treatment for Ebola virus disease. This could be especially critical amid mounting international concern surrounding the rapidly evolving Ebola outbreak involving the Bundibugyo strain (BDBV) currently spreading in parts of Central and East Africa. The World Health Organization (WHO) has declared the outbreak a Public Health Emergency of International Concern (PHEIC), underscoring the growing urgency for effective countermeasures against Ebola, including the current BDBV strain for which there is currently no approved specific treatment or vaccine. With global public health authorities warning of increased cross-border transmission risk, health care systems and biodefense agencies are actively evaluating scalable antiviral and immune-based therapeutic strategies capable of responding to emerging viral threats. AIM believes that previously published research conducted at the United States Army Medical Research Institute of Infectious Diseases (USAMRIID) Biosafety Level 4 laboratories highlights Ampligen’s potential to address this critical unmet medical need.

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Ampligen as a Treatment for ME/CFS and Post-COVID Conditions

The AMP-511 Expanded Access Program (“AMP-511”) is an ongoing open-label treatment protocol allowing patient access to Ampligen in a study under which severely debilitated CFS patients have the opportunity to receive Ampligen to treat this serious and chronic condition.

In July 2023, we enrolled and dosed the first patient in our Phase 2 study evaluating Ampligen® as a potential therapeutic for people with post-COVID conditions (“AMP-518”). We announced in August 2023 that the study had met the planned enrollment of 80 subjects ages 18 to 60 years who have been randomized 1:1 to receive twice-weekly intravenous infusions of Ampligen or placebo for 12 weeks, with a follow-up phase of two weeks. In January 2025, we announced that the final Clinical Study results from AMP-518 had been posted to ClinicalTrials.gov. The results support our belief in Ampligen as a potential therapeutic for people with the moderate-to-severe Post-COVID condition of fatigue, and that this would be the likely subject population for any follow-up clinical trial.

Corporate Information

Our primary executive offices are located at 2117 SW Highway 484, Ocala, FL 34473 and our telephone number is (352) 448-7797. Additional information can be found on our website, https://aimimmuno.com and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available to the public on a website maintained by the SEC at www.sec.gov and on our website. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities. No portion of our website is incorporated by reference into this prospectus.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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THE OFFERING

Issuer:	AIM ImmunoTech Inc.

Common Stock offered by the Selling Stockholders:	13,077,089 shares of Common Stock, consisting of (i) 771,503 PIPE Shares, (ii) 1,782,616 shares of Common Stock underlying the Pre-Funded Warrants, (iii) 10,216,476 shares of Common Stock underlying the Class J Warrants and (iv) 306,494 shares of Common Stock underlying the June Offering Placement Agent Warrants.

Offering Price:	The Selling Stockholders will sell the shares at prevailing market prices or privately negotiated prices.

Common Stock outstanding immediately before this offering:	27,724,245 shares of Common Stock.

Common Stock to be outstanding after this offering:	40,801,334 shares of Common Stock, assuming all of the Pre-Funded Warrants, Class J Warrants, and June Offering Placement Agent Warrants are exercised.

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Use of Proceeds:	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. However, if all of the Class J Warrants and June Offering Placement Agent Warrants were exercised for cash, we would receive gross proceeds of approximately $5.5 million. See the section entitled “Use of Proceeds” in this prospectus.

Ticker Symbol:	Our Common Stock is listed on the NYSE American under the symbol “AIM.”

Risk Factors:	See “Risk Factors” and other information included in this prospectus and in the documents incorporated by reference herein for a discussion of certain factors you should consider before investing in our securities.

The number of shares of Common Stock to be outstanding after the offering is based on 27,724,245 shares of Common Stock outstanding as of June 12, 2026 and excludes, as of that date, the following:

●	1,168 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $1,669.99 per share; and 23,860 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $152.55 per share;

●	24,263 shares of our Common Stock available for issuance or future grant pursuant to our 2018 equity incentive plan;

●	3,600 shares of our Common Stock issuable upon exercise of outstanding options granted to our consultant, Azenova, LLC (“Azenova”) at a weighted average exercise price of $46.00 per share;

●	2,593,189 shares of our Common Stock issuable upon exercise of outstanding Class E and Class F Warrants at a weighted average exercise price of $1.439 per share;

●	100,000 shares of our Common Stock issuable upon exercise of outstanding participating warrants issued in a prior offering at a weighted average exercise price of $4.40 per share;

●	3,374,000 shares of our Common Stock issuable upon exercise of outstanding Class G Warrants at a weighted average exercise price of $1.00 per share;

●	14,903,840 shares of our Common Stock issuable upon exercise of outstanding Class H Warrants at a weighted average exercise price of $0.60 per share;

●	894,230 shares of our Common Stock issuable upon exercise of outstanding placement agent warrants issued in a prior offering at a weighted average exercise price of $0.60 per share;

●	15,038,702 shares of our Common Stock issuable upon the exercise of Class I Warrants at a weighted average exercise price of $0.325 per share;

●	451,161 shares of our Common Stock issuable upon the exercise of placement agent warrants issued in a prior offering at a weighted average exercise price of $0.40625 per share;

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no exercise of outstanding options or warrants; and

●	no exercise of the Pre-Funded Warrants, Class J Warrants, and June Offering Placement Agent Warrants issued and sold in this offering.

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RISK FACTORS

Investing in our Common Stock is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our Common Stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Investors may experience significant dilution as a result of this offering and future offerings.

The Selling Stockholders identified herein are selling from time to time up to 13,077,089 shares of Common Stock, including shares of Common Stock underlying Pre-Funded Warrants, Class J Warrants, and June Offering Placement Agent Warrants, which constitutes approximately 47.17% of our issued and outstanding Common Stock prior to the offering pursuant to this prospectus. Such sales could cause the market price of our Common Stock to decline.

Purchasers of our Common Stock, as well as our existing stockholders, will experience dilution if the Selling Stockholders identified herein sell the shares of Common Stock in this offering, including the shares underlying Pre-Funded Warrants, Class J Warrants, and June Offering Placement Agent Warrants. In addition, we may also offer additional shares of Common Stock in the future, which may result in additional significant dilution. Our largest existing stockholder holds outstanding warrants sold in our March 2026 rights offering (the “Rights Offering”) to purchase up to 5,000,000 shares of Common Stock.

Further, if all of the aforementioned outstanding Pre-Funded Warrants, Class J Warrants, and June Offering Placement Agent Warrants are exercised, our outstanding shares of Common Stock would increase from 27,724,245 to 40,801,334 shares, representing an increase of approximately 47.17% in the number of outstanding shares of Common Stock. Accordingly, stockholders will experience significant dilution of their ownership interests. The resale of these additional shares of Common Stock, or the perception that such issuances or resales could occur, could also further cause the market price of our Common Stock to decline.

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If we are not able to comply with the applicable continued listing requirements or standards of the NYSE American, our Common Stock could be delisted from the NYSE American.

Our Common Stock is listed on the NYSE American. In order to maintain this listing, we must maintain a certain share price, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s securities sell at what the NYSE American considers a “low selling price” which the NYSE American generally considers $0.10 per share, the NYSE American may suspend trading of the Common Stock, or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. There are no assurances how the market price of the Common Stock will be impacted in future periods as a result of the general uncertainties in the capital markets and of any specific impact on our company as a result of the recent volatility in the capital markets.

In the event that our Common Stock is delisted from the NYSE American and is not eligible for quotation on another national securities exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Markets. In such event, investors may face material adverse consequences, including, but not limited to, a less robust trading market for the Common Stock, reduced liquidity and market price of the Common Stock, decreased analyst coverage of the Common Stock, and an inability for us to obtain any additional financing to fund our operations that we may need.

If the Common Stock is delisted, the Common Stock may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a penny stock to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules impose additional sales practice requirements and burdens on broker-dealers (subject to certain exceptions) and could discourage broker-dealers from effecting transactions in our stock, further limiting the liquidity of our shares, and an investor may find it more difficult to acquire or dispose of the Common Stock on the secondary market.

We may seek to raise additional funds or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our Common Stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our Common Stock. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our Common Stock, it may negatively impact the trading price of our Common Stock and you may lose all or part of your investment.

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A possible “short squeeze” due to a sudden increase in demand of our shares of Common Stock that largely exceeds supply may lead to price volatility in our shares of Common Stock.

Following this offering, investors may purchase our shares of Common Stock to hedge existing exposure in our shares of Common Stock or to speculate on the price of our shares of Common Stock. Speculation on the price of our shares of Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of Common Stock for delivery to lenders of our shares of Common Stock. Those repurchases may in turn dramatically increase the price of our shares of Common Stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of Common Stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of Common Stock necessary to cover their short position the price of our Common Stock may decline.

An active, liquid and orderly trading market for our Common Stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our Common Stock is currently listed on the NYSE American, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our Common Stock if there are a limited number of shares in our public float.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	announcements of the results of clinical trials by us or our competitors;
●	announcements of legal actions against us and/or settlements or verdicts adverse to us;
●	adverse reactions to products;
●	governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency comments regarding the safety or effectiveness of our products, or the adequacy of the procedures, facilities or controls employed in the manufacture of our products;
●	changes in U.S. or foreign regulatory policy during the period of product development;
●	developments in patent or other proprietary rights, including any third-party challenges of our intellectual property rights;
●	announcements of technological innovations by us or our competitors;
●	announcements of new products or new contracts by us or our competitors;
●	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
●	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;
●	conditions and trends in the pharmaceutical and other industries;
●	new accounting standards;
●	overall investment market fluctuation;
●	restatement of prior financial results;
●	Non-compliance with the continued listing standards of NYSE American; and
●	occurrence of any of the risks described in these risk factors and the risk factors incorporated by reference herein.

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In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If litigation is instituted against us, it could result in substantial costs and a diversion of our management’s attention and resources.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the NYSE American and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders, however, we will receive proceeds if the Class J Warrants and the June Offering Placement Agent Warrants are exercised for cash. Our management team will have broad discretion to use the net proceeds, if any, from the exercise of the Class J Warrants and the June Offering Placement Agent Warrants for cash in this offering and investments of such proceeds may not yield a favorable return. Our management team may invest the proceeds, if any, from this offering in ways with which investors disagree.

No assurance can be given that the Selling Stockholders will exercise any or all of the Pre-Funded Warrants, Class J Warrants or June Offering Placement Agent Warrants for cash. If all of the Pre-Funded Warrants, Class J Warrants and June Offering Placement Agent Warrants in this offering were exercised for cash, the Company would receive gross proceeds of approximately $5.5 million. Although we currently intend to use the net proceeds, if any, from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus, our management team will have broad discretion in the application of the net proceeds, if any, from this offering and could spend or invest the proceeds in ways with which our stockholders disagree or that do not yield a favorable return. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds, if any. The failure by management to apply these funds effectively could negatively affect our ability to operate our business.

We cannot specify with certainty all of the particular uses for the net proceeds, if any, to be received upon the completion of this offering. In addition, the amount, allocation, and timing of our actual expenditures will depend on numerous factors. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, we may invest the net proceeds, if any, from this offering in a manner that does not produce significant income or that may lose value.

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THE JUNE OFFERING

On June 9, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to such investors in a registered direct offering 2,554,119 shares (the “Registered Shares”) of Common Stock of the Company, at an offering price of $0.5189 per share (such registered direct offering, the “Registered Offering”).

Pursuant to the Purchase Agreement, the Company also agreed to issue and sell to such Investors, in a concurrent private placement, 771,503 PIPE Shares at a per share price of $0.5189, Pre-Funded Warrants to purchase up to 1,782,616 shares of Common Stock at an exercise price of $0.001, and Class J Warrants to purchase up to 10,216,476 shares of Common Stock, at an exercise price of $0.5189 per share. The Pre-Funded Warrants are immediately exercisable and do not expire until exercised in full. The Class J Warrants will become exercisable beginning on the Stockholder Approval Date (as defined below), and will expire five years after the Stockholder Approval Date.

The gross proceeds to the Company from the Registered Offering are expected to be approximately $1.3 million, before deducting offering expenses payable by the Company. In addition, if the holders of the Pre-Funded Warrants and Class J Warrants exercise such warrants in full for cash, the Company would receive additional gross proceeds of approximately $5.3 million. However, the Company cannot predict when or if the Pre-Funded Warrants or Class J Warrants will be exercised for cash or exercised at all. The Pre-Funded Warrants and Class J Warrants are exercisable on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or no prospectus contained therein is available for, the resale of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Class J Warrants.

The Registered Offering and concurrent private placement (the “Concurrent Private Placement”, and collectively with the Registered Offering, the “Offerings”) closed on June 10, 2026.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registered Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-286319), which was declared effective by the SEC on July 3, 2025, and the base prospectus contained therein, and a prospectus supplement thereto dated June 9, 2026.

The PIPE Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Class J Warrants, and the Class J Warrant Shares were offered in the Concurrent Private Placement pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Offerings, the Company also entered into a placement agency agreement, dated June 9, 2026 (the “Placement Agency Agreement”), with the Placement Agent pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 8.0%, and a management fee equal to 0.75%, of the aggregate gross proceeds of the Offerings, and reimbursed the Placement Agent for certain expenses and legal fees. The Company also agreed to issue to the Placement Agent June Offering Placement Agent Warrants to purchase 306,494 shares of Common Stock, which represents 6.0% of the aggregate number of shares of Common Stock, including Pre-Funded Warrant Shares issuable upon exercise of such Pre-Funded Warrants, issued in the Offerings. The June Offering Placement Agent Warrants have substantially the same terms as the Class J Warrants offered in the Concurrent Private Placement, except that the June Offering Placement Agent Warrants have an exercise price of $0.6486 and expire five years from the commencement of the sales pursuant to the Offerings. In addition, the June Offering Placement Agent Warrants provide for piggyback registration rights upon request, in certain cases. The Placement Agency Agreement also includes customary indemnification and contribution provisions in favor of the Placement Agent.

The exercise of the Class J Warrants and the issuance of all of the Class J Warrant Shares are subject to stockholder approval under applicable rules and regulations of NYSE American, to the extent required by such rules and regulations (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Company has agreed to convene a stockholders’ meeting on or before July 21, 2026, to approve the issuance of the Class J Warrant Shares, among other matters.

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USE OF PROCEEDS

We are not selling any shares of Common Stock in this offering and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our Common Stock offered hereby.

We will receive the proceeds upon any exercise of the Pre-Funded Warrants, Class J Warrants and the June Offering Placement Agent Warrants, to the extent exercised on a cash basis. If all the Pre-Funded Warrants, Class J Warrants and June Offering Placement Agent Warrants were exercised for cash, we would receive gross proceeds of approximately $5.5 million. However, the holders of the Pre-Funded Warrants, Class J Warrants and June Offering Placement Agent Warrants are not obligated to exercise such warrants, and we cannot predict whether or when, if ever, the holders of the Pre-Funded Warrants, Class J Warrants and June Offering Placement Agent Warrants will choose to exercise such warrants, in whole or in part. Accordingly, any proceeds from such exercise will be used for general corporate purposes and working capital.

DETERMINATION OF OFFERING PRICE

Each Selling Stockholder will determine at what price it may sell securities offered by this prospectus, and such sales may be at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. For more information, see “Plan of Distribution.”

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MARKET INFORMATION AND DIVIDEND POLICY

Our Common Stock is currently quoted on the NYSE American under the symbol “AIM.” On June 23, 2026, the last reported sales price of our Common Stock on the NYSE American was $0.36 per share.

Holders of Record

As of June 12, 2026, we had approximately 31 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

On December 30, 2025, we declared a stock dividend of one share of Common Stock for every 1,000 shares of outstanding Common Stock, as well as one share of Common Stock for every outstanding option or warrant that has a right to receive stock dividends (“Alternate Securities”). Subsequent to December 31, 2025, the dividend was issued to stockholders and Alternate Securities holders of record at the close of business on January 9, 2026. Resulting fractional shares were rounded down, and any resulting fractional shares remaining after such rounding were distributed in cash to each stockholder and Alternate Securities holder who would otherwise have been entitled to receive such fractional shares, based on a share price of $1.305.

SELLING STOCKHOLDERS

This prospectus covers the possible resale from time to time by the Selling Stockholders identified in the table below of Common Stock, including Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Class J Warrants, and the June Offering Placement Agent Warrants. The Selling Stockholders may sell some, all or none of their Common Stock. We do not know how long the Selling Stockholders will hold the Pre-Funded Warrants, the Class J Warrants, and the June Offering Placement Agent Warrants, whether any will exercise such warrants, and upon such exercise, how long such Selling Stockholders will hold the Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of their shares.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholders as of June 12, 2026. The information in the table below with respect to the Selling Stockholders has been obtained from the respective Selling Stockholders or is based on the Company’s books and records. When we refer to the “Selling Stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Stockholders, we are referring to the shares of our Common Stock consisting of (i) 771,503 PIPE Shares, (ii) 1,782,616 shares of Common Stock underlying the Pre-Funded Warrants, (iii) 10,216,476 shares of Common Stock underlying the Class J Warrants, and (iv) 306,494 shares of Common Stock underlying the June Offering Placement Agent Warrants, without giving effect to the beneficial ownership limitations contained in the Warrants. The Selling Stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our Common Stock held by such Selling Stockholder as of June 12, 2026, and (ii) all shares issuable upon the exercise of the Pre-Funded Warrants, the Class J Warrants, and the June Offering Placement Agent Warrants held by such selling stockholder, in each case, without giving effect to the beneficial ownership limitations described above. The percentages of shares owned before and after the offering are based on 27,724,245 shares of Common Stock outstanding as of June 12, 2026, and assuming the issuance of 13,077,089 shares, including shares issuable pursuant to the exercise of the Pre-Funded Warrants, the Class J Warrants, and the June Offering Placement Agent Warrants, in the Offerings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage	Offered (1)	Number	Percentage
Armistice Capital Master Fund Ltd (3)	11,257,356	27.59%	2,890,730	8,366,626	20.51%
District 2 Capital Fund LP (4)	3,944,427	9.67%	963,575	2,980,852	7.31%
Intracoastal Capital LLC (5)	5,525,864	13.54%	2,408,940	3,116,924	7.64%
Ladenburg Thalmann & Co., Inc (6)	1,651,885	4.05%	306,494	1,345,391	3.30%
L1 Capital Global Opportunities Master Fund (7)	3,753,054	9.20%	1,204,470	2,548,584	6.25%
Orca Capital AG (8)	6,206,916	15.21%	2,408,940	3,797,976	9.31%
Robert Forster (9)	2,890,728	7.08%	2,408,940	481,788	1.18%
Warberg WF XIV LP (10)	582,000	1.43%	485,000	97,000	*

* Less than 1%

(1)	The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Class J Warrants, and the June Offering Placement Agent Warrants, held by a Selling Stockholder that a Selling Stockholder may offer and sell from time to time under this prospectus, without giving effect to the beneficial ownership limitations described above. The shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Class J Warrants, and the June Offering Placement Agent Warrants will become eligible for sale by the Selling Stockholders under this prospectus only when such warrants are exercised. We cannot predict when or whether any of the Selling Stockholders will exercise their Pre-Funded Warrants, Class J Warrants, or June Offering Placement Agent Warrants.

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(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The Selling Stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, each selling stockholder exercises their Pre-Funded Warrants, Class J Warrants, and June Offering Placement Agent Warrants, and none of the shares covered by this prospectus will be held by the Selling Stockholders.

(3)	Armistice Capital Master Fund Ltd: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 2,596,160 shares of Common Stock, (ii) 3,192,320 shares of Common Stock underlying the Class H Warrants, (iii) 2,000,000 shares of Common Stock underlying the Class I Warrants, (iv) 578,146 Registered Shares, (v) 578,146 shares of Common Stock underlying the Pre-Funded Warrants, and (vi) 2,312,584 shares of Common Stock underlying the Class J Warrants held by Armistice Capital Master Fund LP. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99% (9.99% for the Pre-Funded Warrants), which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Based on the Company’s books and records.

(4)	District 2 Capital Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 400,000 shares of Common Stock underlying the Class G Warrants, (ii) 1,042,392 shares of Common Stock underlying the Class H Warrants, (iii) 1,538,460 shares of Common Stock underlying the Class I Warrants, (iv) 192,715 PIPE Shares, and (v) 770,860 shares of Common Stock underlying the Class J Warrants owned by District 2 Capital Fund LP. Michael Bigger is the managing member of District 2 Capital Fund LP and has voting control and investment discretion over securities beneficially owned directly by District 2 Capital Fund LP. In such roles, Mr. Bigger may be deemed to beneficially own the securities owned by District 2 Capital Fund LP. The foregoing should not be construed in and of itself as an admission by Mr. Bigger as to beneficial ownership of the securities beneficially owned directly by District 2 Capital Fund LP. The business address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington NY 11743. Based on information provided to us by District 2 Capital Fund LP on June 15, 2026.

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(5)	Intracoastal Capital LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 3,076,924 shares of Common Stock underlying the Class I Warrants, (ii) 40,000 Registered Shares, (iii) 481,788 PIPE Shares, and (iv) 1,927,152 shares of Common Stock underlying the Class J Warrants held by Intracoastal Capital LLC. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Intracoastal’s address is 245 Palm Trail, Delray Beach, FL 33483. Based on information provided to us by Intracoastal on June 15, 2026.

(6)	Ladenburg Thalmann & Co., Inc.: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 894,230 shares of Common Stock underlying the placement agent warrants issued in the Company’s warrant inducement transaction on May 7, 2026 (the “Warrant Inducement”), (ii) 451,161 shares of Common Stock underlying the placement agent warrants issued in the Company’s registered direct offering and concurrent private placement on May 20, 2026 (the “May Offering”), and (iii) 306,494 shares of Common Stock underlying the June Offering Placement Agent Warrants held by Ladenburg Thalmann & Co., Inc. The selling shareholder is a registered broker-dealer and acted as the placement agent in the Warrant Inducement, May Offering, and June Offering. The address of Ladenburg Thalmann & Co., Inc. is 640 Fifth Avenue, 4th Floor, New York, NY 10019. Based on the Company’s books and records.

(7)	L1 Capital Global Opportunities Master Fund: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 769,230 shares of Common Stock, (ii) 1,538,460 shares of Common Stock underlying the Class I Warrants, (iii) 240,894 Registered Shares, (iv) 240,894 shares of Common Stock underlying the Pre-Funded Warrants, and (v) 963,576 shares of Common Stock underlying the Class J Warrants held by L1 Capital Global Opportunities Master Fund. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund, Ltd. As such they may be deemed to be beneficial owners of such shares of common stock. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes. The business address of L1 Capital Global Opportunities Master Fund., Ltd. is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands. Based on the Company’s books and records.

(8)	Orca Capital AG: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 2,085,420 shares of Common Stock underlying the Class H Warrants, (ii) 1,230,768 shares of Common Stock underlying the Class I Warrants, (iii) 481,788 Registered Shares, (iv) 481,788 shares of Common Stock underlying the Pre-Funded Warrants, and (v) 1,927,152 shares of Common Stock underlying the Class J Warrants owned by Orca Capital AG. The Class J Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 4.99% and the Class H Warrants and Class I Warrants are subject to a beneficial ownership limitation of 9.99%, such limitations restrict the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. Each of Roman Gordon, Thomas Koenig, and Beate Ruhle-Burkhardt also has voting or investment control over the securities reported herein that are held by Orca Capital AG. The address of Orca Capital AG is Sperlring 2, 85276 Pfaffenhofen, Germany. Based on information provided to us by Orca Capital AG on June 16, 2026.

(9)	Robert Forster: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 481,788 Registered Shares, (ii) 481,788 shares of Common Stock underlying the Pre-Funded Warrants, and (iii) 1,927,152 shares of Common Stock underlying the Class J Warrants owned by Robert Forster. The address of Mr. Forster is 54 Deepdale Dr., Great Neck, NY 11021. Based on the Company’s books and records.

(10)	Warberg WF XIV LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 97,000 Registered Shares, (ii) 97,000 PIPE Shares, and (iii) 388,000 shares of Common Stock underlying the Class J Warrants owned by Warberg WF XIV LP. Daniel Warsh is the principal of the general partner of Warberg WF XIV LP and has voting control and investment discretion over securities beneficially owned directly by Warberg WF XIV LP. In such roles, Mr. Warsh may be deemed to beneficially own the securities owned by Warberg WF XIV LP. The foregoing should not be construed in and of itself as an admission by Mr. Warsh as to beneficial ownership of the securities beneficially owned directly by Warberg WF XIV LP. The business address of Warberg WF XIV LP is 716 Oak Street, Winnetka, IL 60093. Based on the Company’s books and records.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders in this offering. Upon any exercise of the Class J Warrants and the June Offering Placement Agent Warrants by payment of cash, however, we will receive the exercise price of the Class J Warrants and the June Offering Placement Agent Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or Rule 144 of the Securities Act or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144(c)(1) of the Securities Act.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

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EXPERTS

The consolidated financial statements of AIM ImmunoTech Inc. as of December 31, 2025 and 2024 and for each of the two-years in the period ended December 31, 2025, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March 6, 2026, April 10, 2026, May 8, 2026, May 12, 2026, May 19, 2026, May 21, 2026, June 10, 2026, June 11, 2026, and June 15, 2026 (excluding any information furnished in such reports under Item 2.02, Item 7.01, or Item 9.01);

●	the description of our Common Stock set forth in Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 27, 2026.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) prior to effectiveness of this registration statement, and (ii) after the effective date of this registration statement and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to AIM ImmunoTech Inc., Attention: Investor Relations, 2117 SW Highway 484, Ocala, FL 34473 or by calling (352) 448-7797.

You also may access these filings on our website at www.aimimmuno.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the Internet at a website maintained by the SEC located at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

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13,077,089 shares of Common Stock

AIM ImmunoTech Inc.

PROSPECTUS

June 23, 2026